UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2015

Monogram Residential Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36750	20-5383745
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5800 Granite Parkway, Suite 1000

Plano, Texas

75024

(Address of principal executive offices)

(Zip Code)

(469) 250-5500

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement

On May 7, 2015 (the “Effective Date”), Monogram Residential Trust, Inc. (which may be referred to herein as the “Company,” “we,” “our” or “us”), through our wholly owned subsidiary REIT MP GP, LLC (the “GP”) and certain other of our wholly owned subsidiaries, entered into a transaction agreement (the “Agreement”) with Monogram Residential Master Partnership I LP (the “Partnership”) and with Stichting Depositary PGGM Private Real Estate Fund, a Dutch foundation (the “Title Holder”), acting in its capacity as title holder of and for the account and risk of PGGM Private Real Estate Fund, a Dutch fund for the joint account of the participants (fonds voor gemene rekening) (the “Fund”, and together with the Title Holder, “PGGM”).  The GP holds a 1% general partnership interest in the Partnership and PGGM holds a 99% limited partnership interest in the Partnership.  The Partnership is governed by the Fourth Amended and Restated Agreement of Limited Partnership, dated as of December 20, 2013, as it is amended from time to time (the “Partnership Agreement”).  Through the Partnership, we have made a number of joint venture investments with PGGM and intend to make future joint venture investments with PGGM.  Pursuant to the Agreement, the parties agreed to the following:

Acquisition of Interests

Prior to the Effective Date, we owned, among other joint venture investments with the Partnership, equity interests in six operating properties and one mezzanine loan investment.  Pursuant to the Agreement, we agreed to acquire the Partnership’s interests in these seven joint ventures for a gross purchase price of $224.6 million, including the allocable share of debt attributable to the six interests in operating properties.  As a result of this acquisition, we now own 100% of six of the underlying investments and 93.5% of the other underlying investment (which has another third-party interest held by a party other than PGGM), thereby increasing our wholly owned portfolio.  The purchase price was based on third-party appraisals with respect to the operating properties and the outstanding principal balance with respect to the mezzanine loan.  Information about these underlying investments is shown below.

		Our Ownership Interest (a)
Community and location	Total Units	Pre-Acquisition	Acquired Interest	Post-Acquisition
Equity investments:
The District Universal Boulevard, Orlando, FL	425	55.5%	44.5%	100%
Veritas, Henderson, NV (b)	430	51.9%	41.6%	93.5%
The Cameron, Silver Spring, MD	325	55.5%	44.5%	100%
Skye 2905, Denver, CO	400	55.5%	44.5%	100%
Grand Reserve, Dallas, TX	149	74.4%	25.6%	100%
Stone Gate, Marlborough, MA	332	55.5%	44.5%	100%
	2,061
Debt investment:
Jefferson Creekside, Allen, TX	444	55.5%	44.5%	100%

(a)         Our ownership interest presented is based on our share of contributed capital. This ownership interest may differ over time from percentages for distributions, contributions or financing requirements for each respective co-investment.  The post-acquisition effective ownership interests based on our participation in distributable cash from the co-investments are the same as those presented based on contributed capital, except for Veritas our post-acquisition effective ownership based on our current participation in distributable cash is 100%. Each of the equity investments was previously accounted for on the consolidated method of accounting with the same accounting method post-acquisition. The debt investment was previously accounted for on the equity method of accounting and post-acquisition will be accounted for on the consolidated method of accounting.

(b)         The remaining 6.5% is owned by a third-party developer partner.

The acquisition of the joint venture interests closed on the Effective Date. In connection with this acquisition of interests from PGGM, PGGM paid us a disposition fee of $1.0 million and a promoted interest payment of $3.5 million.  Net of these payments and excluding closing costs, this acquisition required approximately $115.1 million in capital, $110.0 million of which was funded by draws on our credit facilities and the remainder of which was funded with cash on hand.

Transition of Existing Co-Investments to New Co-Investments

Prior to the Effective Date, in addition to the seven joint venture investments described above, five of our joint venture investments with PGGM were co-investments made prior to December 20, 2013, the date of entry into the current Partnership Agreement (“Existing Co-Investments”) (these are co-investments made in “Existing Projects” as defined in the Partnership Agreement), and the remaining 17 of our joint venture investments with PGGM were co-investments made after December 20, 2013 (“New Co-Investments”) (these are co-investments made in “New Projects” as defined in the Partnership Agreement).  Pursuant to the Agreement, we agreed to convert all five such Existing Co-Investments to New Co-Investments, meaning the joint ventures would be governed by the differing terms applicable to New Co-Investments (except with respect to the promoted interest, as described below).  A detailed description of the Partnership Agreement and the terms of New Co-Investments is available in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 27, 2013 (the “Prior Form 8-K”), and such description is incorporated by reference herein.  For purposes of this conversion, PGGM’s aggregate capital commitment to the Partnership with respect to these five converted New Co-Investments is $105.6 million, which is a value based on third-party appraisals of the underlying projects.  The following are the five communities that were converted to New Co-Investments:  55 Hundred in Arlington, VA, Bailey’s Crossing in Alexandria, VA, Satori in Fort Lauderdale, FL, San Sebastian in Laguna Woods, CA and Renaissance (Phase I and II) in Concord, CA.

The conversion of these investments did not affect our or PGGM’s ownership interests in the underlying investments.  We waived our right to any disposition fee from PGGM with respect to this conversion.  With respect to any promoted interest with respect to these investments, the right to any promoted interest will now be calculated generally in the same manner as all the other New Co-Investments, with the PGGM capital contribution for purposes of the calculation now deemed to be the amount deemed contributed upon the conversion described above.

Increase of PGGM’s Capital Commitment

As described in the Prior Form 8-K, when entered into on December 20, 2013, the Partnership Agreement allowed PGGM to contribute new capital in an amount equal to (the “PGGM Capital Commitment”) (x) $300 million plus (y) any amounts distributed to PGGM from sales or financings of New Co-Investments.  During the term of the Partnership, prior to making, or permitting any of our affiliates or entities formed or advised by us to make, an investment that fits within certain parameters, we must generally first offer the Partnership an opportunity to co-invest with us.  Although PGGM is not required to invest the full PGGM Capital Commitment with us, if PGGM consents to the Partnership’s investment in a New Co-Investment, PGGM is obligated to fund capital (up to the PGGM Capital Commitment) for such New Co-Investment.

In connection with the conversion of the five Existing Co-Investments to New Co-Investments described above, the parties agreed to increase the PGGM Capital Commitment by $105.6 million, which is the approximate deemed capital account value of PGGM’s converted interests.

As of the Effective Date, PGGM now has unfunded commitments of up to $20.7 million with respect to co-investments that have been made and for which our share of unfunded commitments is up to $34.4 million.  In addition to capital already committed by PGGM through this arrangement, they may have certain rights of first refusal to commit up to an additional $24.6 million plus any amounts distributed to PGGM from sales or financings of New Co-Investments. If PGGM were to invest the additional $24.6 million, our co-investment share would be approximately $30.3 million, assuming a 45% ownership in the investment by PGGM and 55% ownership by us.

Amendment No. 1 to Partnership Agreement

On the Effective Date, the parties entered into an amendment to the Partnership Agreement (“Amendment No. 1 to the Partnership Agreement”) to reflect and give effect to the foregoing transactions and to make other ministerial changes.

The information set forth herein with respect to the Agreement and Amendment No. 1 to the Partnership Agreement does not purport to be complete in scope and is qualified in its entirety by the full text of the Agreement and Amendment No. 1 to the Partnership Agreement, which will be filed as exhibits to our Quarterly Report on Form 10-Q for the period ending June 30, 2015.

Item 7.01.                                        Regulation FD

On May 13, 2015, the Company issued a press release and a supplemental presentation announcing its entry into the Agreement. The full text of the press release and supplemental presentation are furnished as Exhibit 99.1 and Exhibit 99.2 hereto.  Additionally, the Company has posted a copy of the press release and supplemental presentation on its website at www.monogramres.com.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall the information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.                                        Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release, dated May 13, 2015
99.2	Presentation, dated May 13, 2015

Forward Looking Statements

This Current Report contains forward-looking statements relating to the business and financial outlook of Monogram Residential Trust, Inc. that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this Current Report. Such factors include those described in the Risk Factors section of Monogram Residential Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014 and in subsequent filings with the SEC. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONOGRAM RESIDENTIAL TRUST, INC.
(Registrant)

May 13, 2015	/s/ Daniel J. Rosenberg
Daniel J. Rosenberg
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release, dated May 13, 2015
99.2	Presentation, dated May 13, 2015